Exhibit 99.3

PART 1:  FINANCIAL INFORMATION

Item 1.  Financial Statements

Precision Castparts Corp. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)

	Three Months Ended
	6/29/03	6/30/02

Net sales	$475.7	$567.6
Cost of goods sold	369.0	439.5
Selling and administrative expenses	37.5	47.0
Interest expense, net	13.1	14.6

Income before income taxes and minority interest	56.1	66.5
Provision for income taxes	20.8	24.0

Net income from continuing operations	35.3	42.5
Loss from discontinued operations	1.0	1.2

Net income	$34.3	$41.3

Net income per common share - basic:
From continuing operations	0.67	0.81
Discontinued operations	0.02	0.02
	$0.65	$0.79

Net income per common share - diluted:
From continuing operations	0.66	0.80
Discontinued operations	0.02	0.02
	$0.64	$0.78

Average common shares outstanding:
Basic	52.8	52.2
Diluted	53.6	53.2

See Notes to the Interim Consolidated Financial Statements on page 5.

Precision Castparts Corp. and Subsidiaries
Consolidated Balance Sheets
(In millions)

	(Unaudited)
	6/29/03	3/30/03
ASSETS
Current assets:
Cash and cash equivalents	$35.0	$28.7
Receivables, net	314.6	334.5
Inventories	376.7	347.5
Prepaid expenses	16.6	14.4
Income tax receivable	21.3	22.4
Deferred income taxes	39.4	38.4
Total current assets	803.6	785.9

Property, plant and equipment, at cost	1,081.2	1,049.1
Less - accumulated depreciation	(488.5)	(469.9)
Net property, plant and equipment	592.7	579.2

Goodwill, net	992.9	983.6
Acquired intangible assets, net	8.1	8.3
Deferred income taxes	26.4	27.8
Other assets	70.8	82.4

	$2,494.5	$2,467.2

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current liabilities:
Short-term borrowings	$75.6	$79.7
Long-term debt currently due	80.1	80.3
Accounts payable	211.3	220.7
Accrued liabilities	204.9	229.8
Income taxes payable	33.5	14.3
Total current liabilities	605.4	624.8

Long-term debt	528.4	532.1
Pension and other postretirement benefit obligations	204.8	210.1
Other long-term liabilities	43.1	38.5
Total liabilities	1,381.7	1,405.5

Shareholders’ investment:
Common stock	52.9	52.8
Paid-in capital	230.8	228.9
Retained earnings	882.4	849.7
Accumulated comprehensive loss:
Foreign currency translation	13.4	(2.2)
Derivatives qualifying as hedges	(8.1)	(8.9)
Minimum pension liability	(58.6)	(58.6)
Total shareholders’ investment	1,112.8	1,061.7

	$2,494.5	$2,467.2

See Notes to the Interim Consolidated Financial Statements on page 5.

Precision Castparts Corp. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Three Months Ended
	6/29/03	6/30/02

Cash flows from operating activities:
Net income from continuing operations	$35.3	$42.5
Non-cash items included in income:
Depreciation and amortization	20.1	19.6
Deferred income taxes	0.5	(1.2)
Changes in assets and liabilities, excluding effects of acquisitions and dispositions of businesses:
Receivables	12.2	(14.3)
Inventories	(31.4)	9.6
Other current assets	(1.9)	0.6
Payables, accruals and current taxes	(12.9)	(42.3)
Other non-current assets and liabilities	(4.5)	10.3
Net cash provided by operating activities	17.4	24.8

Cash flows from investing activities:
Capital expenditures	(13.2)	(18.1)
Proceeds from sales of businesses	14.3	—
Other	1.8	0.5
Net cash provided (used) by investing activities	2.9	(17.6)

Cash flows from financing activities:
Net change in short-term borrowings	(5.0)	0.1
Repayment of long-term debt	(12.1)	(23.4)
Proceeds from exercise of stock options	2.0	3.8
Cash dividends	(1.6)	(1.6)
Other	3.2	1.9
Net cash used by financing activities	(13.5)	(19.2)

Net cash used by discontinued operations	(0.5)	(0.4)

Net increase (decrease) in cash and cash equivalents	6.3	(12.4)
Cash and cash equivalents at beginning of period	28.7	38.1

Cash and cash equivalents at end of period	$35.0	$25.7

See Notes to the Interim Consolidated Financial Statements on page 5.

Notes to the Interim Consolidated Financial Statements

(In millions, except per share data)

(1)           Basis of Presentation

The interim consolidated financial statements have been prepared by Precision Castparts Corp. (“PCC” or the “Company”), without audit and subject to year-end adjustment, in accordance with generally accepted accounting principles, except that certain information and footnote disclosures made in the latest annual report have been condensed or omitted for the interim statements.  Certain costs are estimated for the full year and allocated in interim periods based on estimates of operating time expired, benefit received, or activity associated with the interim period.  The consolidated financial statements reflect all adjustments, which are, in the opinion of management, necessary for a fair representation of the results for the interim periods.  Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

(2)           Stock-based compensation

The Company accounts for stock-based employee compensation in accordance with the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  No stock-based employee compensation cost is reflected in net income, as all stock options are granted with exercise prices equal to the market value of the underlying common stock on the grant dates.  The following table illustrates the effect on net income and earnings per share if the Company had elected to recognize compensation expense based on the fair value of the stock options granted at the grant dates as prescribed by SFAS No. 123, “Accounting for Stock-Based Compensation.”

	Three Months Ended
	6/29/03	6/30/02

Net income as reported	$34.3	$41.3
Add: Stock-based compensation, net of tax, included in net income as reported	—	—
Deduct: Stock-based compensation, net of tax, as determined under fair value based method for all awards	(1.7)	(1.8)

Pro forma net income	$32.6	$39.5

Net income per share - basic:
Reported	$0.65	$0.79
Pro forma	$0.62	$0.76

Net income per share - diluted:
Reported	$0.64	$0.78
Pro forma	$0.61	$0.75

(3)           Discontinued Operations

In fiscal 2003, PCC incurred charges associated with the closure or sale of certain businesses within its Fluid Management Products and Industrial Products segments.  The PCC Olofsson and Eldorado machine businesses were closed and the Eldorado gundrill tooling business was sold.  In addition, the Company sold its controlling interest in Design Technologies International (“DTI”) and certain intangible assets of Olofsson to minority shareholders of DTI.  The closure or sale of these operations was in response to a steady and continual decline in the machine tool industry over the past several years.  In addition, PCC closed STW Composites (“STW”) as it was deemed to be a non-core business to PCC.  In the fourth quarter of fiscal 2003, PCC also entered into agreements to sell Barber Industries and Fastener Engineers & Lewis Machine (“FELM”), which were sold in fiscal 2004, and began actively marketing PCC Superior Fabrication for sale.  The performance of these businesses was not consistent with the Company’s long-term strategy for profitable growth.

In the second quarter of fiscal 2004, the Company decided to sell Newmans, a valve distribution company within the Fluid Management Products segment.  It was determined that Newmans’ distribution business did not fit with PCC’s manufacturing-focused operations and was not performing to the Company’s expectations.

Olofsson, Eldorado, DTI, STW, Superior Fabrication, FELM, Barber and Newmans each meet the criteria as a component of an entity under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Accordingly, the operating results of these businesses are presented in the Company’s Consolidated Statements of Income as discontinued operations, net of income tax, and all prior periods have been reclassified.

(4)           Goodwill

The Company performs annual testing in the second fiscal quarter on goodwill to determine if any impairment (i.e., the comparison of estimated fair value to carrying value) has occurred.  Fair value is estimated using the present value of expected cash flows.  No impairment is anticipated from our annual test which will be performed during the second quarter of fiscal 2004.

The changes in the carrying amount of goodwill by reportable segment for the three months ended June 29, 2003, were as follows:

	Investment Cast Products	Forged Products	Fluid Management Products	Industrial Products	Total

Balance at March 31, 2003	$124.4	$493.2	$274.6	$91.4	$983.6
Foreign currency translation and other	—	7.7	1.6	—	9.3

Balance at June 29, 2003	$124.4	$500.9	$276.2	$91.4	$992.9

(5)           Acquired Intangible Assets

The gross carrying amount and accumulated amortization of the Company’s acquired intangible assets were as follows:

	6/29/03		3/30/03
	Gross Carrying Accumulated Amount	Accumulated Amortization	Gross Carrying Amount	Amortization

Territory access rights	$5.8	$0.3	$5.8	$0.2
Non-compete agreements	1.5	0.4	1.5	0.3
Customer base	1.6	0.1	1.6	0.1

	$8.9	$0.8	$8.9	$0.6

Amortization expense for acquired intangible assets was $0.2 million for both the first quarter of fiscal 2004 and the first quarter of fiscal 2003.  Amortization expense related to intangible assets acquired as of June 29, 2003 is estimated to be $0.6 million in fiscal 2004, $0.6 million in fiscal 2005, $0.5 million in fiscal 2006, $0.6 million in fiscal 2007, $0.5 million in fiscal 2008 and $0.3 million in fiscal 2009.

(6)           Inventories

Inventories consisted of the following:

	6/29/03	3/30/03

Finished goods	$87.4	$67.9
Work-in-process	150.4	152.7
Raw materials and supplies	118.4	106.2
	356.2	326.8
LIFO provision	20.5	20.7

	$376.7	$347.5

(7)           Restructuring Actions

No charges related to restructuring activities were recorded in the first quarter of fiscal 2004 or the first quarter of fiscal 2003.  During the second and fourth quarters of fiscal 2003, PCC recorded provisions for restructuring totaling $21.6 million to downsize operations throughout the Company as a result of the continued decline in both the commercial aerospace and power generation markets, coupled with softness in the general industrial markets.  The restructuring plans provided for the termination of approximately 1,600 employees, most of whom have been terminated as of June 29, 2003.  The accrued liability associated with the fiscal 2003 restructuring activities consisted of the following:

	Balance at 3/30/03	Cash payments	Non-cash adjustments	Balance at 6/29/03
Severance	$14.4	$10.1	—	$4.3
Other	5.3	0.1	—	5.2

	$19.7	$10.2	$—	$9.5

(8)           Guarantees

In the ordinary course of business, the Company warrants its products against defects in design, materials and workmanship over various time periods.  The warranty accrual as of June 29, 2003 and March 30, 2003 is immaterial to the financial position of the Company, and the change in the accrual for the current quarter is immaterial to the Company’s results of operations and cash flows.

In conjunction with certain transactions, primarily divestitures, the Company may provide routine indemnifications (e.g., retention of previously existing environmental and tax liabilities) with terms that range in duration and often are not explicitly defined.  Where appropriate, an obligation for such indemnifications is recorded as a liability.  Because the obligated amounts of these types of indemnifications often are not explicitly stated, the overall maximum amount of the obligation under such indemnifications cannot be reasonably estimated.  Other than obligations recorded as liabilities at the time of divestiture, the Company has not historically made significant payments for these indemnifications.

(9)           Earnings per share

The weighted average number of shares outstanding used to compute earnings per share are as follows:

	Three Months Ended
	6/29/03	6/30/02

Basic weighted average shares outstanding	52.8	52.2
Dilutive stock options	0.8	1.0
Average shares outstanding assuming dilution	53.6	53.2

Stock options that were not dilutive were not included in the computations of diluted earnings per common share amounts.  For the three months ended June 29, 2003 and June 30, 2002, stock options to purchase 1.2 million and 1.0 million shares, respectively, were excluded from the computation of diluted earnings per share because the average market price did not exceed the exercise price.  However, these shares may be dilutive in future periods.

(10)         Comprehensive Income

Comprehensive income consisted of the following:

	Three Months Ended
	6/29/03	6/30/02

Net income	$34.3	$41.3
Other comprehensive income (expense), net of tax:
Unrealized translation adjustments	15.6	25.5
Unrealized loss on derivatives:
Periodic revaluations, net of income tax of $0.5 and $2.6, respectively	(0.8)	(4.2)
Realized in income, net of income tax of $1.1 and $1.1, respectively	1.6	1.9
Net unrealized loss on derivatives	0.8	(2.3)

Total comprehensive income	$50.7	$64.5

(11)         New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  This statement requires that obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs be recognized when they are incurred and displayed as liabilities.  SFAS No. 143 is effective for the Company beginning April 1, 2003.  Implementation of this standard did not have an impact on the Company’s financial statements.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statement no. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”  SFAS No. 145, which updates, clarifies and simplifies existing accounting pronouncements, addresses the reporting of debt extinguishments and accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.  The Company was required and adopted the provisions of SFAS no. 145 effective March 31, 2003.  Implementation of SFAS No. 145 did not have a material impact on the Company’s financial statements.

In November 2002, the EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.”  EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities.  EITF No. 00-21 is effective for interim periods beginning after June 15, 2003.  The Company does not expect the application of the provisions of EITF No. 00-21 to have a material effect on the Company’s financial condition or results of operations.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities,” which clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” relating to consolidation of certain entities.  FIN No. 46 requires identification of the Company’s participation in variable interests entities (“VIE”), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit them to operate on a standalone basis, or whose equity holders lack certain characteristics of a controlling financial interest.  For entities identified as VIE, FIN No. 46 sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE, if any, bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns.  FIN No. 46 also sets forth certain disclosures regarding interests in VIE that are deemed significant, even if consolidation is not required.  This interpretation applies immediately to VIE created or in which a company obtains an interest after January 31, 2003.  For interests in VIE acquired before February 1, 2003, FIN No. 46 applies in the first interim period beginning after June 15, 2003.  The Company does not currently anticipate any material accounting or disclosure requirement under the provisions of this interpretation.

(12)         Segment Information

The Company’s operations are classified into four reportable business segments: Investment Cast Products, Forged Products, Fluid Management Products and Industrial Products.  The Company’s four reportable business segments are identified separately based on fundamental differences in their operations.

	Three Months Ended
	6/29/03	6/30/02
Sales by segment
Investment Cast Products	$244.5	$301.1
Forged Products	126.3	155.2
Fluid Management Products	73.3	79.4
Industrial Products	31.6	31.9
Consolidated net sales	$475.7	$567.6

Operating income by segment
Investment Cast Products	$43.4	$58.5
Forged Products	16.2	19.3
Fluid Management Products	8.4	7.5
Industrial Products	4.4	2.0
Corporate expense	(3.2)	(6.2)

Consolidated segment operating income	69.2	81.1
Interest expense, net	13.1	14.6

Income before income taxes	$56.1	$66.5

(13)         Condensed Consolidating Financial Statements

The following condensed consolidating financial statements present, in separate columns, financial information for (i) Precision Castparts Corp. (on a parent only basis) with its investment in its subsidiaries recorded under the equity method, (ii) guarantor subsidiaries expected to guarantee certain securities to be issued in connection with proposed financing arrangements for the Company’s proposed acquisition of SPS Technologies, Inc., on a combined basis, with any investments in non-guarantor subsidiaries recorded under the equity method, (iii) direct and indirect non-guarantor subsidiaries on a combined basis, (iv) the eliminations necessary to arrive at the information for the Company and its subsidiaries on a consolidated basis, and (v) the Company on a consolidated basis, in each case as of June 29, 2003 and June 30, 2002 and for the three months then ended.  The Notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary.  The guarantor subsidiaries include the Company’s domestic subsidiaries within the Investment Cast Products, Forged Products and Industrial Products segments that are 100% owned, directly or indirectly, by the Company within the meaning of Rule 3-10(h)(1) of Regulation S-X.  There are no contractual restrictions limiting transfers of cash from guarantor and non-guarantor subsidiaries to the Company.  The condensed consolidating financial statements are presented herein, rather than separate financial statements for each of the guarantor subsidiaries, because management believes that separate financial statements relating to the guarantor subsidiaries are not material to investors.

Condensed Consolidating Statements of Income

Three Months Ended June 29, 2003

(Unaudited, in millions)

	Precision Castparts Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Net sales	$—	$336.9	$141.3	$(2.5)	$475.7
Cost of goods sold	—	259.2	112.3	(2.5)	369.0
Selling and administrative expenses	3.2	15.7	18.6	—	37.5
Other (income) expense	(3.3)	—	3.3	—	—
Interest expense (income), net	4.2	10.1	(1.2)	—	13.1
Equity in earnings of subsidiaries	(34.9)	4.8	—	30.1	—

Income (loss) before income tax and minority interest	30.8	47.1	8.3	(30.1)	56.1
Income tax (benefit) expense	(3.5)	23.3	1.0	—	20.8

Net income (loss) from continuing operations	34.3	23.8	7.3	(30.1)	35.3

Discontinued operations, net	—	0.1	0.9	—	1.0

Net income (loss)	$34.3	$23.7	$6.4	$(30.1)	$34.3

Condensed Consolidating Statements of Income

Three Months Ended June 30, 2002

(Unaudited, in millions)

	Precision Castparts Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Net sales	$—	$425.0	$149.8	$(7.2)	$567.6
Cost of goods sold	—	330.1	116.6	(7.2)	439.5
Selling and administrative expenses	6.2	21.7	19.1	—	47.0
Other (income) expense	(3.1)	—	3.1	—	—
Interest expense, net	6.2	11.4	(3.0)	—	14.6
Equity in earnings of subsidiaries	(42.6)	(0.4)	—	43.0	—

Income (loss) before income tax and minority interest	33.3	62.2	14.0	(43.0)	66.5
Income tax (benefit) expense	(8.0)	27.8	4.2	—	24.0

Net income (loss) from continuing operations	41.3	34.4	9.8	(43.0)	42.5

Discontinued operations, net	—	1.0	0.2	—	1.2

Net income (loss)	$41.3	$33.4	$9.6	$(43.0)	$41.3

Condensed Consolidating Balance Sheets

June 29, 2003

(Unaudited, in millions)

	Precision Castparts Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Assets
Current assets:
Cash and cash equivalents	$6.7	$2.5	$25.8	$—	$35.0
Receivables	192.5	33.2	262.8	(173.9)	314.6
Inventories	—	219.2	157.5	—	376.7
Prepaid expenses	—	7.2	13.4	(4.0)	16.6
Income tax receivable	21.3	—	—	—	21.3
Deferred income taxes	9.8	23.3	6.3	—	39.4

Total current assets	230.3	285.4	465.8	(177.9)	803.6

Property, plant and equipment, net	0.8	369.7	222.2	—	592.7
Goodwill	—	579.6	413.3	—	992.9
Deferred income taxes	24.5	2.0	(0.1)	—	26.4
Investments in subsidiaries	2,110.0	85.7	—	(2,195.7)	—
Other assets	55.5	8.5	15.0	(0.1)	78.9

	$2,421.1	$1,330.9	$1,116.2	$(2,373.7)	$2,494.5

Liabilities and Shareholders Investment
Current liabilities:
Short-term borrowings	$—	$—	$75.6	$—	$75.6
Long-term debt currently due	80.0	—	0.1	—	80.1
Accounts payable	11.9	252.7	120.6	(173.9)	211.3
Accrued liabilities	29.5	116.8	63.7	(5.1)	204.9
Income taxes payable	26.6	—	6.9	—	33.5

Total current liabilities	148.0	369.5	226.9	(179.0)	605.4

Long-term debt	517.8	—	10.6	—	528.4
Pension and other postretirement benefit obligations	81.6	107.9	15.3	—	204.8
Other long-term liabilities	6.3	32.5	4.4	(0.1)	43.1

Shareholders’ investment:
Common stock and paid-in capital	283.6	1,070.8	667.1	(1,737.8)	283.7
Retained earnings	1,395.2	(209.1)	153.1	(456.8)	882.4
Accumulated other comprehensive loss	(11.4)	(40.7)	(1.2)	—	(53.3)

Total shareholders’ investment	1,667.4	821.0	819.0	(2,194.6)	1,112.8

	$2,421.1	$1,330.9	$1,116.2	$(2,373.7)	$2,494.5

Condensed Consolidating Balance Sheets

March 30, 2003

(Unaudited, in millions)

	Precision Castparts Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Assets
Current assets:
Cash and cash equivalents	$7.5	$0.1	$21.1	$—	$28.7
Receivables	183.4	31.2	284.8	(164.9)	334.5
Inventories	—	201.3	146.2	—	347.5
Prepaid expenses	2.4	3.9	8.1	—	14.4
Income tax receivable	21.3	—	1.1	—	22.4
Deferred income taxes	8.9	23.2	6.3	—	38.4

Total current assets	223.5	259.7	467.6	(164.9)	785.9

Property, plant and equipment, net	0.8	383.2	195.2	—	579.2
Goodwill	—	579.6	404.0	—	983.6
Deferred income taxes	25.9	2.0	—	(0.1)	27.8
Investments in subsidiaries	2,075.1	83.0	—	(2,158.1)	—
Other assets	56.0	20.1	14.7	(0.1)	90.7

	$2,381.3	$1,327.6	$1,081.5	$(2,323.2)	$2,467.2

Liabilities and Shareholders Investment
Current liabilities:
Short-term borrowings	$—	$—	$79.7	$—	$79.7
Long-term debt currently due	80.0	0.2	0.1	—	80.3
Accounts payable	12.4	256.2	117.0	(164.9)	220.7
Accrued liabilities	32.1	134.8	64.0	(1.1)	229.8
Income taxes payable	5.9	—	8.4	—	14.3

Total current liabilities	130.4	391.2	269.2	(166.0)	624.8

Long-term debt	530.0	1.5	0.6	—	532.1
Pension and other postretirement benefit obligations	81.9	113.6	14.6	—	210.1
Other long-term liabilities	7.2	23.9	7.6	(0.2)	38.5

Shareholders’ investment:
Common stock and paid-in capital	281.7	1,070.9	659.4	(1,730.3)	281.7
Retained earnings	1,362.5	(232.8)	146.7	(426.7)	849.7
Accumulated other comprehensive loss	(12.4)	(40.7)	(16.6)	—	(69.7)

Total shareholders’ investment	1,631.8	797.4	789.5	(2,157.0)	1,061.7

	$2,381.3	$1,327.6	$1,081.5	$(2,323.2)	$2,467.2

Condensed Consolidating Statements of Cash Flows

Three Months Ended June 28, 2003

(Unaudited, in millions)

	Precision Castparts Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Net cash provided (used) by operating activities	$10.2	$16.1	$8.3	$(17.2)	$17.4

Capital expenditures	(0.1)	(7.1)	(6.0)	—	(13.2)
Investments in subsidiaries	—	(2.7)	—	2.7	—
Dispositions of businesses and other	14.3	—	1.8	—	16.1

Net cash provided (used) by investing activities	14.2	(9.8)	(4.2)	2.7	2.9

Repayment of long-term debt	(12.2)	—	—	—	(12.1)
Net decrease in short-term borrowings	—	—	(5.0)	—	(5.0)
Common stock issued	1.9	(3.9)	11.5	(7.5)	2.0
Cash dividends	(1.6)	—	—	—	(1.6)
Other	(13.3)	(0.1)	(5.3)	22.0	3.2

Net cash (used) provided by financing activities	(25.2)	(4.0)	1.2	14.5	(13.5)

Net cash provided (used) by discontinued operations	—	0.1	(0.6)	—	(0.5)

Net (decrease) increase in cash and cash equivalents	(0.8)	2.4	4.7	—	6.3

Cash and cash equivalents at beginning of year	7.5	0.1	21.1	—	28.7

Cash and cash equivalents at end of year	$6.7	$2.5	$25.8	$—	$35.0

Condensed Consolidating Statements of Cash Flows

Three Months Ended June 30, 2002

(Unaudited, in millions)

	Precision Castparts Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Net cash provided (used) by operating activities	$21.9	$15.6	$(14.5)	$1.8	$24.8

Capital expenditures	—	(14.1)	(4.0)	—	(18.1)
Investments in subsidiaries	(2.8)	(0.3)	—	3.1	—
Dispositions of businesses and other	—	—	0.5	—	0.5

Net cash (used) provided by investing activities	(2.8)	(14.4)	(3.5)	3.1	(17.6)

Repayment of long-term debt	(23.2)	—	(0.2)	—	(23.4)
Net increase in short-term borrowings	—	—	0.1	—	0.1
Common stock issued	3.8	—	3.1	(3.1)	3.8
Cash dividends	(1.6)	—	—	—	(1.6)
Other	(9.7)	(0.5)	11.6	0.5	1.9

Net cash (used) provided by financing activities	(30.7)	(0.5)	14.6	(2.6)	(19.2)

Net cash provided (used) by discontinued operations	—	0.4	(0.8)	—	(0.4)

Net (decrease) increase in cash and cash equivalents	(11.6)	1.1	(4.2)	2.3	(12.4)

Cash and cash equivalents at beginning of year	16.1	—	24.3	(2.3)	38.1

Cash and cash equivalents at end of year	$4.5	$1.1	$20.1	$—	$25.7